CHASE CORPORATION
26 Summer Street
Bridgewater, MA  02324
Telephone (508) 279-1789

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       Notice is hereby given that the annual meeting of shareholders of Chase Corporation will be held at 9:30 a.m., Tuesday, January 29, 2002 at the Raynham Courtyard Marriott, 37 Paramount Drive, Raynham, Massachusetts 02767 for the following purposes:

     (1) To elect the members of the Board of Directors of the corporation;

     (2) To consider and act upon a proposal to approve the 2001 Senior Management Stock Plan;

     (3) To consider and act upon a proposal to approve the 2001 Non-Employee Director Stock Option Plan; and

     (4) To transact such other business as may properly come before the meeting.

     Only shareholders of record on the books of the corporation at the close of business on November 30, 2001 are entitled to notice of and to vote at the meeting.

     The Board of Directors hopes that all shareholders who can conveniently do so will personally attend the meeting.

                                                                                                 By order of the Board of Directors,

                                                                                                 GEORGE M. HUGHES
                                                                                                 Clerk

January 4, 2002

SHAREHOLDERS ARE REQUESTED TO DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

CHASE CORPORATION
26 Summer Street
Bridgewater, MA  02324
Telephone (508) 279-1789

PROXY STATEMENT
January 4, 2002

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Chase Corporation (the "Company") for the annual meeting of the Company's shareholders to be held on January 29, 2002 at 9:30 a.m., and at any adjournment or adjournments thereof.  The cost of solicitation will be borne by the Company.  In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone.

     The authority granted by an executed proxy may be revoked at any time before it is exercised by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.   Shareholders who attend the meeting in person will not be deemed thereby to have revoked their proxies unless they affirmatively indicate at the meeting their intention to vote their shares in person.  Unless the proxy is revoked, the shares represented thereby will be voted as directed.  If no specifications are made, proxies will be voted  "for" the election of the directors nominated by the Board of Directors and "for" the proposals to approve the 2001 Senior Management Stock Plan and the 2001 Non-Employee Director Stock Option Plan..

     On November 30, 2001, the Company had outstanding 4,005,805 shares of Common Stock, $0.10 par value per share (the "Common Stock"), which is its only class of voting stock.  Shareholders of record at the close of business on November 30, 2001 are entitled to vote at the meeting.  With respect to all matters that will come before the meeting, each shareholder may cast one vote for each share of Common Stock registered in his or her name on the record date.

      A majority in interest of the Company's Common Stock outstanding and entitled to vote represented at the meeting in person or by proxy constitutes a quorum for the transaction of business at the meeting.   As long as a quorum is present, the nominees for election to the Board of Directors shall be elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote at the meeting.  The affirmative vote by the holders of a majority of the shares present, or represented, and entitled to vote at the meeting is necessary to approve the 2001 Senior Management Stock Plan and the 2001 Non-Employee Director Stock Option Plan.  Votes may be cast in favor of the election of the nominees for director or withheld; votes that are withheld will have no effect of the outcome of the election of directors.  For purposes of the votes on the approval of each of the 2001 Senior Management Stock Plan and the 2001 Non-Employee Director Stock Option Plan, (i) abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of votes against the plan being considered, and (ii) broker non-votes will not be counted as present or represented at the meeting for the purposes of the plan being considered and, therefore, will not be counted as votes cast in determining approval of the plan being considered.  A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

     The approximate date on which this proxy statement and form of proxy will be first sent or given to shareholders is January 4, 2002.  The Company's annual report for fiscal year ended August 31, 2001 will be sent to shareholders on the same date.

Principal Holders of Voting Securities

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of November 30, 2001, by (i) all persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and (ii) all officers and directors of the Company as a group.

Beneficial Owner(a)	Number of Shares Beneficially Owned(b)	Percent of Class
Edward L. Chase............................. 39 Nichols Rd. Cohasset, MA 02025	1,523,356(c)	36.7%
Peter R. Chase................................. 305 Grange Park Bridgewater, MA 02324	523,990	12.6%
FMR Corp....................................... 82 Devonshire Street Boston, MA 02109-3614	398,100(d)	9.6%
All current officers and directors as a group........................ (8 persons)	2,136,411	51.5%

  (a) Information regarding ownership of the Company's Common Stock by the directors of the Company is set forth on pages 4 and 5 under the heading "Election of Directors."
  (b) Includes shares subject to stock options exercisable within the 60-day period following November 30, 2001.  See "Election of Directors."
  (c) Includes 1,624 shares owned of record by Mr. Chase's spouse.  Mr. Chase has shared power to direct voting or disposition, or both, of such shares.  Mr. Chase has sole voting and investment power with respect to the balance of such shares..
  (d) FMR Corp., Edward Johnson 3d and Abigail P. Johnson may be deemed to have beneficial ownership of 398,100 shares of the Company's common stock as a result of the Fidelity Low Priced Stock Fund's ownership interest in the Company.  This information is based upon the Schedule 13G dated February 14, 2001 filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson as a group.

Arrangements Regarding the Election of Directors

     The Company's by-laws provide that for so long as 10% of the Company's outstanding voting stock is owned by Edward L. Chase or his spouse, issue, or estate, or a trust for the benefit of his spouse and/or issue, then the Nominating Committee will recommend to the Board of Directors that such person or a lineal descendant of such person be elected to the Board of Directors.

PROPOSAL NUMBER 1
Election of Directors

      Seven directors are to be elected at the annual meeting.  The Board of Directors recommends that the seven nominees named below be elected as directors.  The directors elected at the meeting will hold office until the next annual meeting and until their successors are elected and qualified.  When a proxy in the accompanying form is returned properly executed, unless marked to the contrary, all shares of Common Stock represented by such proxy will be voted for the election as director of  the persons named in the table below, each to serve as directors until the next annual meeting of shareholders of the Company and until his or her successors shall have been duly elected and qualified.  If any nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.  The Board of Directors is not presently aware of any reason that would prevent any nominee from serving as a director if elected.

Name	Age	Business Experience During Past Five Years and other Directorships	Has Been a Director Since	No. of Common Shares Owned Beneficially on November 30, 2001(a)	Percent of Class
Edward L. Chase(b)	80	President Emeritus of the Company since 1988; President, Chief Operating Officer, and Chief Financial Officer of the Company from 1971 to September 1988; Treasurer of the Company from 1984 to September 1988; from 1947 to September 1988, Director and Treasurer of Chase & Sons, Inc.	1971	1,523,356(c)	36.7
Peter R. Chase(b)	53	Chief Executive Officer of the Company since September 1993.	1993	523,990(d)	12.6
Sarah Chase(b)	43	Shareholder, Ley & Young, P.C. since 1993.	1997	11,937(c)	0.3
William H. Dykstra	73	Director of Reed and Barton Corporation from 1977 to April 1998.	1988	20,347(e)	0.5
George M. Hughes(f)	62	From May 1996 until present, Founder and Principal of Hughes & Associates. Previously, partner at Palmer & Dodge.	1984	2,575	--
Ronald Levy	63	Vice President of Arthur D. Little, Inc. a management and technology consulting company, since 1987, and a Principal in its North America Management Consulting Practice.	1994	12,309	0.3
Lewis P. Gack	57	Treasurer and Chief Financial Officer of the United Group Operating Companies, Inc. since 1998; Vice President of Administration and Operations from 1987-1998.	-	-	-

     (a) The beneficial owners of these shares have sole voting power and sole investment power over such shares, except as otherwise indicated.

     (b) Peter R. Chase, President and Chief Executive Officer of the Company is the son and Sarah Chase is the daughter of Edward L. Chase.

     (c) Includes 10,000 shares that may be acquired within 60 days of November 30, 2001 pursuant to the exercise of stock options.

     (d) Includes 123,411 shares that may be acquired within 60 days of November 30, 2001 pursuant to the exercise of stock options.

     (e) Includes 2,500 shares that may be acquired within 60 days of November 30, 2001 pursuant to the exercise of stock options.

     (f) Mr. Hughes is general counsel to the Company.  For his services as general counsel to the Company during the fiscal year ended August 31, 2001, the Company paid Mr. Hughes approximately $72,000.

Meetings of the Board of Directors

    The Company's Board of Directors held four meetings during the fiscal year ended August 31, 2001 and each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by committees of the Board on which they served.

Committees of the Board of Directors

     The Board has standing audit, compensation and nominating committees.  All members of the committees serve at the pleasure of the Board of Directors.  The functions and current membership of each committee are as follows:

     Audit Committee.  The Audit Committee recommends to the Board of Directors the engagement of the Company's independent accountants, reviews the scope and extent of their audit of the Company's financial statements,  reviews the annual financial statements with the independent accountants and with management, and makes recommendations to the Board of Directors regarding the Company's policies and procedures as to internal accounting and financial controls.   The members of the Audit Committee are Messrs. Dykstra, and Levy.   The Audit Committee held two meetings during the fiscal year ended August 31, 2001.

     Compensation Committee.  The Compensation Committee advises the Board of Directors on matters of management, organization, and succession, recommends persons for appointments to key employee positions, and makes recommendations to the Board of Directors regarding compensation for officers and key employees.  The Compensation Committee administers the Company's equity incentive plans, except for plans for directors who are not employees of the Company.  The members of the Compensation Committee are Messrs. Levy and Hughes and Ms. Sarah Chase.  The Compensation Committee held two meetings during the fiscal year ended August 31, 2001.

     Nominating Committee.  The Nominating Committee recommends persons for election as directors of the Company, and makes recommendations to the Board of Directors regarding the structure and membership of the various committees of the Board of Directors, including the Nominating Committee itself.  The Nominating Committee will consider nominees recommended by shareholders if such recommendations are made in writing to the Nominating Committee.  The members of the Nominating Committee are Messrs. Hughes, Levy and Dykstra.  The Nominating Committee held one meeting during the fiscal year ended August 31, 2001.

Executive Compensation

Summary Compensation Table

     The following table contains a summary of the compensation paid or accrued during the fiscal years ended August 31, 2001, 2000 and 1999 to the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, the only executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended August 31, 2001 (the "named executive officers").

                                                         Annual  Compensation(a)                                 Long Term Compensation

Name & Principal				Restricted	All Other
Position	Year	Salary	Bonus	Stock Awards ($)(b)	Comp.(c)

Peter R. Chase	2001	$323,743	$179,410	$ -	$4,874
President and	2000	$304,948	$146,400	-	$7,607
Chief Executive Officer	1999	$299,194	$206,100	-	$8,876

Everett Chadwick, Jr.	2001	$161,227	$60,596	-	$4,666
Treasurer and	2000	$142,309	$86,390	-	$4,269
Chief Financial Officer	1999	$139,624	$96,180	-	$4,189

     (a) Annual compensation includes amounts earned in each fiscal year, whether or not deferred.  Compensation is deferred pursuant to the provisions of the Chase Corporation Retirement Savings Plan.  Aggregate perquisite values do not exceed the lesser of $50,000 or 10% of the reported base salary and bonus for each year.

     (b) As of August 31, 2001, Peter R. Chase, the Company's Chief Executive Officer, held 250,000 shares of restricted stock having a value as of that date of $2,625,000.  The share vest on the earlier to occur of September 6, 2004 or the occurrence of a change in control as defined in the agreement between the Company and Mr. Chase with respect to the shares.  Dividends are payable upon the shares when and as declared.

     (c) The amounts represent the contribution by the Company on behalf of the employees to the Chase Corporation Retirement Savings Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

     The following table shows certain information concerning the aggregate number and dollar value of all options exercised during the fiscal year ended August 31, 2001 and the total number and value of unexercised options held on August 31, 2001 by each of the named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Unexercised Options at Fiscal Year-end Exercisable/ Unexercisable	Value of Unexercised Options at Fiscal Year-end Exercisable/Unexercisable(a)
Peter R. Chase	-	-	123,411/128,444	$1,100,209/$1,145,078
Everett Chadwick, Jr.	14,221	$122,600	- / -	- / -

     (a) The closing price for the Company's Common Stock on the American Stock Exchange on August 31, 2001 was $12.29.  Value is calculated on the basis of the difference between $12.29 and the option exercise price multiplied by the number of shares of Common Stock underlying the options.  On November 30, 2001, the closing price for the Company's Common Stock was $11.65.

Other Compensation Matters

401 (k) Plan.  The Company has a deferred compensation plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").  Any eligible employee who has attained age 21 and has been employed by the Company for at least six months may defer receipt of a portion of his or her salary and have it contributed to the Plan.  The Company will match, at the rate of 50% on the dollar, such deferral, subject to a maximum employer matching contribution equal to 3% of such employee's yearly salary.  Amounts contributed to the plan are invested in accordance with the directions of participants.  Income taxes on the amounts contributed and on the investment yield are deferred until such amounts are distributed to the employee.

Termination of Employment Arrangements.  The Company entered into an agreement with Peter R. Chase pursuant to which the Company will continue to pay Mr. Chase the equivalent of his annual compensation for two years following the termination of his employment if such termination arises in connection with a change in control of the Company.  Any payments made to Mr. Chase after the first year following his termination will be offset to the extent that he receives any other compensation, through new employment or otherwise.

Pension Plan.  The Company  maintains a tax-qualified defined benefit pension plan and a non-qualified excess benefit plan.  The qualified pension plan covers substantially all of the Company's employees who have attained the age of 21 and have completed six months of service.  The excess benefit plan covers those employees of the Company that from time to time may be designated by the Board of Directors.  Currently, only the Company's Chief Executive Officer has been designated by the Board of Directors as being covered by the excess benefit plan.  Benefits under the qualified pension plan are determined based on final average base earnings (subject to Code-imposed limits on covered compensation and excluding bonuses, overtime, and other extraordinary amounts)  and total years service with the Company (up to a maximum of 40 years).  Benefits under the excess benefit plan are determined based on final average earnings (including base salary and bonuses) and total years of service with the Company.   Benefits are payable upon the retirement of a participant at age 65, or upon the fifth anniversary of employment, if later, or earlier if the participant is at least 55 years old and has completed at least five years of service.  The plan offers the option for a participant to receive a lump sum distribution upon attainment of age 65 and five years of employment even if the employee elects to remain actively employed.  Benefits may be paid in a variety of forms, including a lump sum, at the election of the participant.

     The following Tables 1 and 2 show estimates of aggregate annual benefits payable under the qualified pension plan and excess benefit plan upon retirement at age 65 or upon the fifth anniversary of employment, if later.   Table 1 relates to those participants who were employed prior to May 1, 1995 or are covered by a collective bargaining agreement and are in the specified compensation and years-of-service classifications before an offset of .6% of covered compensation at the time of retirement times the number of years-of-service (up to a maximum of 35 years).

     Table 2 relates to those participants who became employed on or after May 1, 1995 and are not covered by a collective bargaining agreement and are in the specified compensation and years-of-service classifications before any offset of .3% of covered compensation at the time of retirement times the number of years-of-service (up to a maximum of 35 years).

Table 1:
Average Remuneration Years of Service at Age 65

Last three consecutive years	10	20	30	40
$ 50,000	$ 7,500	$ 15,000	$ 22,500	$ 28,250
100,000	15,000	30,000	45,000	56,500
170,000	25,500	51,000	76,500	96,050
200,000*	30,000	60,000	90,000	113,000
250,000*	37,500	75,000	112,500	141,250
300,000*	45,000	90,000	135,000	169,500
350,000*	52,500	105,000	157,500	197,750
400,000*	60,000	120,000	180,000	226,000

Table 2:
Average Remuneration Years of Service at Age 65

Last three consecutive years	10	20	30	40
$ 50,000	$ 3,750	$ 7,500	$11,250	$ 14,125
100,000	7,500	15,000	22,500	28,250
170,000	12,750	25,500	38,250	48,025
200,000*	15,000	30,000	45,000	56,500
250,000*	18,750	37,500	56,250	70,625
300,000*	22,500	45,000	67,500	84,750
350,000*	26,250	52,500	78,750	98,875
400,000*	30,000	60,000	90,000	113,000

*As required by Section 415 of the Code, qualified plan payments may not provide annual benefits exceeding a maximum amount ($140,000 for 2001; $160,000 for 2002).  For employees who are covered under the excess benefit plan, amounts above this maximum will be paid under the terms of the excess benefit plan up to the amounts shown in the table above.  Pursuant to Section 401(a)(17) of the Code, annual compensation in excess of $170,000 for 2001 and $200,000 for 2002 cannot be taken into account in determining qualified plan benefits.

     Mr. Chase and Mr. Chadwick have approximately 30 and 13 years of service, respectively.

     Compensation of Directors.  Directors who are not employees of the Company are paid an annual retainer of $12,000 plus a fee of $1,000 for each Board meeting they attend ($1,500 if they attend a committee meeting on the same day).  Non-employee directors also are eligible to receive stock options.

Compensation Committee Report on Executive Compensation

     Recommendations on compensation for the Company's executive officers are made by the Compensation Committee of the Board of Directors (the "Committee").  A majority of the Committee is composed of independent non-employee directors who have no interlocking directorships as defined by the Securities and Exchange Commission.  Committee decisions are reviewed and approved by the full Board of Directors.

     The Company's executive compensation program is designed to accomplish the following objectives:

  Reward key executives at levels which are competitive with those of similar comparative companies.
  Provide incentives which are directly linked to the achievement of Company strategies, profits and enhancements of shareholder value.
  Ensure that the objectives for corporate and business unit performance are established and measured.
  Attract and retain executives who have the capabilities needed to ensure proper growth and profitability.

   The Company, acting through the Committee, employed three programs to compensate its senior management.  These included an annual base salary program, a stock option plan and a contingent compensation program based on selected financial performance measures.  Following is a description of the manner in which each program was administered during the year, which includes an explanation of the rationale for the compensation paid to the Chief Executive Officer.

Annual Base Salary Program
     Salary ranges are established for executive positions, including the named executive officers, with range midpoints equal to the median salary determined from appropriate comparative survey data provided by an independent consultant.   The actual salary of each individual holding an executive position is determined using the established salary ranges and also by taking into consideration the individual's qualifications, sustained performance and level of responsibility, each as evaluated by the Committee.  Adjustments in base salary are made after an analysis of the foregoing factors and any external trends in compensation reflected in the survey data discussed above.

     The base salary for Peter R. Chase was set by the Committee using the same policies and criteria used for other executive officers of the Company.  His base salary for the fiscal year ended 2001 was set at about the median salary level for chief executive officers in the Company's industry as reflected in the comparative survey data and adjusted based on the Committee's evaluation of the additional criteria discussed above.  While corporate performance measures are used in determining bonuses, such corporate performance measures are not considered by the Committee in determining Mr. Chase's base salary.

Contingent Compensation Program
    Under the Company's contingent compensation program, each executive officer, including the named executive officers, was eligible to earn additional contingent compensation in an amount equal to a designated percentage of annual base salary.  In the 2001 fiscal year, the target percentage for achieving targeted operating profits set with reference to the three prior fiscal years was 50% of annual base salary for the Chief Executive Officer and 30% for the Chief Financial Officer.   Potential incentive earnings could range from 0% to 100% of annual base salary, depending upon whether the Company's actual performance during the year met, exceeded or fell short of the operating profit goals.  The Company exceeded the operating profit goals established for payment of the targeted incentive compensation in fiscal year 2001; therefore, in accordance with the plan, the Chief Executive Officer and the Chief Financial Officer received contingent compensation in an amount equal to 55% and 38% respectively, of their annual base salary for the last fiscal year.

2001 Senior Management Stock Plan

     The review of the Company's compensation practices undertaken by the Committee during the fiscal year ended August 2000 with the assistance of Wm. H. Mercer, Inc. identified the absence of a long-term equity component to the Company's compensation program as a deficiency.  In order to address this deficiency, the Committee and Board of Directors, with the assistance of an independent compensation consultant, have developed long term equity incentive plans for the Company.  The 2001 Senior Management Stock Plan is designed in part to retain and provide incentives to the Company's Chief Executive and Chief Financial Officers as well as other senior members of the Company's management.  The Committee believes that these executives are in a position to make the most significant contribution to the Company's future success.   The program is designed to recognize significant contributions and provide longer-term incentives to increase shareholder value. All options granted by the Company to its executives have been granted at an exercise price equal to or in excess of the market price of the Company's Common Stock on the date of grant.  Consequently, these stock options will have value only if the price of the Company's Common Stock increases.

                                                                            By the Chase Corporation Compensation Committee,

                                                                                 Ronald Levy (Chairman)
                                                                                 Sarah Chase
                                                                                 George M. Hughes

     PROPOSAL NUMBER 2

Approval of the 2001 Senior Management Stock Plan

     In connection with the completion of the Compensation Committee's review of the Company's compensation policies, on October 9, 2001 the Board of Directors adopted, subject to the approval of the Company's shareholders, the 2001 Senior Management Stock Option Plan (the "Senior Management Plan").   The Senior Management Plan provides for the award of up to 750,000 shares of Common Stock of the Company in the form of incentive stock options, non-qualified stock options and restricted stock (each, an "Award").

     The Senior Management Stock Plan is administered by the Compensation Committee (the "Committee").  The majority of the members of the Committee are "outside directors" as defined in Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.  Only officers and employees of the Company who are designated by the Committee as members of the Company's senior management are eligible to receive Awards under the Senior Management Plan.  No Awards to non-employee members of the Board of Directors may be made under the Senior Management Plan.  The Plan provides that in no event may any person receive in any calendar year Awards under the Senior Management Plan for more than 500,000 shares of Common Stock.

     The Committee has the authority to determine those senior management members who receive Awards under the Senior Management Plan and the size and type of those Awards.  The Committee has the authority to establish rules governing the Senior Management Plan and to make such determinations and interpretations with respect to the Senior Management Plan as the Committee deems necessary or desirable.  A summary of certain other material provisions of the Senior Management Plan is included in this Proxy Statement under the section titled "Summary of the 2001 Senior Management and the 2001 Senior Management and the 2001 Non-Employee Director Stock Option Plans" below.

     On October 9, 2001, subject to shareholder approval of the Senior Management Plan, the Board of Directors granted options under the Senior Management Plan to purchase the number of shares of the Company's Common Stock set forth in the table below to the Company's Chief Executive Officer, Peter R. Chase, the Company's Chief Financial Officer, Everett Chadwick, and to certain division and corporate managers.  Each of these options become exercisable over a period of two years.   The exercise price of these options $10.50 per share, which is the closing price for shares of the Company's Common Stock on the American Stock Exchange, the principal market on which the shares of the Company's Common Stock are traded, on the grant date.   To the maximum extent permissible, these options are intended to qualify as incentive stock options under Section 422 of the Code.

Number of Option
Name and Position	Shares Granted
Peter R. Chase, CEO	270,000
Everett Chadwick, CFO	45,000
Non-executive officers as a group	225,000

     The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling senior management of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire an ownership interest in the Company.  Providing such persons with a direct stake in the Company is intended to ensure a closer identification of the interests of participants in the Senior Management Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.  The proposed Senior Management Plan is intended to help the Company achieve these goals by keeping the Company's incentive compensation program dynamic and competitive with those of other companies.

     The Board of Directors recommends that shareholders vote FOR the proposal to approve the 2001 Senior Management Stock Option Plan.

PROPOSAL NUMBER 3

Approval of the 2001 Non-Employee Director Stock Option Plan

     In connection with the completion of the Compensation Committee's review of the Company's compensation policies, on October 9, 2001 the Board of Directors also adopted, subject to the approval of the Company's shareholders, the 2001 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan").  The Non-Employee Director Plan provides for the award of up to 90,000 shares of Common Stock of the Company in the form of non-qualified stock options.   The purpose of the Non-Employee Director Stock Option plan is to provide to the Company's non-employee directors additional incentives to promote the success of the Company.

     The Non-Employee Director Plan is administered by the Board of Directors, a majority of the members of which are non-employee directors.   Only non-employee directors of the Company are eligible to receive options under the Non-Employee Director Plan.  The Board of Directors has the authority to determine those non-employee directors who receive options under the Non-Employee Director Plan and the number of shares of Common Stock of the Company subject to those options.   The Board of Directors has the authority to establish rules governing the Non-Employee Director Plan and to make such determinations and interpretations with respect to the Non-Employee Director Plan is included in this Proxy Statement under the section titled "Summary of the 2001 Senior Management and the 2001 Director Stock Options Plans" below.

     On October 9, 2001, subject to shareholder approval of the Non-Employee Director Plan, the Board of Directors granted options under the Non-Employee Director Plan to each non-employee director to purchase 15,000 shares of the Company's Common Stock for a total of 60,000 shares.  Each of these options become exercisable over a period of two years.  The exercise price of these options is $10.50 per share, which is the closing price for shares of the Company's Common Stock on the American Stock Exchange, the principal market on which the shares of the Company's Common Stock are traded, on the grant date.

     The Board of Directors recommends that shareholders vote FOR the proposal to approve the 2001 Non-Employee Director Stock Option Plan.

Summary of the 2001 Senior Management Stock Plan and the 2001 Non-Employee Director Stock Option Plan
     The following description of certain material provisions of the Senior Management Plan and the Non-Employee Director Plan (together, the "Plans") is intended to be a summary only.  The summary is qualified in its entirety by the full text of the Plans, which are attached hereto as Exhibits A and B, respectively.

     Options. Both Plans permit the award of options to purchase shares of the Company's Common Stock ("Options").   Under the Senior Management Plan, the Committee may award incentive stock options and non-qualified stock options.  Under the Non-Employee Director Plan, the Board of Directors may award non-qualified stock options only.  The Committee, in the case of the Senior Management Plan, and the Board of Directors, in the case of the Non-Employee Director Plan, determines the number of shares to be covered by each Option, the exercise price therefor, the term of the Option, when an Option becomes exercisable, and other conditions and limitations applicable to the exercise of the Option.  The exercise price of non-qualified options granted under the Senior Management Plan shall be determined by the Committee in its discretion; provided, however, that unless the Option is granted in lieu of compensation, the exercise price may not be less than 85% of the fair market value on the date of grant as determined in good faith by the Compensation Committee.  The exercise price of incentive stock options granted under the Senior Management Plan and of all Options granted under the Non-Employee Director Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, provided, however, that the exercise price of incentive stock options granted under the Senior Management Plan to holders of more than 10% of the Common Stock of the Company at the time the Option is granted may not be less than 110% of the fair market value of the Common Stock on the date of grant.  The term of each Option granted under the Plans may not exceed ten years from the date of grant (or five years, in the case of incentive stock options granted to holders of more than 10% of the Common Stock of the Company at the time the Option is granted).

     Restricted Stock.  The Senior Management Plan permits the purchase or award of restricted stock ("Restricted Stock") subject to any conditions and restrictions imposed by the Committee, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon termination of the recipient's employment.  Subject to the provisions of the Senior Management Plan, the Committee may award shares of Restricted Stock and determine the cash purchase price or other consideration therefor, the duration of the conditions or restricted period, and the other terms and provisions of such awards.  The Committee may modify or waive the restrictions, the terms and conditions with respect to any Restricted Stock.  A recipient of Restricted Stock has all the rights of a shareholder with respect to his or her Restricted Stock including voting and dividend rights, subject to any applicable restrictions on transfer and Company repurchase or forfeiture rights, and subject to any other conditions contained in the Award.

     Federal Income Tax Consequences.  The following is a summary of the federal income tax treatment of non-qualified stock options, incentive stock options and Restricted Stock.

    Non-Qualified Stock Options.  Upon the grant of a non-qualified stock option, the optionee does not include any amount in gross income.  In the taxable year the option is exercised, the optionee must include in gross income, as ordinary or compensation income, the amount by which the fair market value of the shares purchased exceeds the option price.  Subject to Section 162(m) of the Code, concerning the maximum amount of deductible compensation paid to certain executives, and subject to certain reporting requirements, the Company will be entitled to a compensation or business expense deduction equal to the amount of ordinary income recognized by the optionee.  The optionee's basis of the shares purchased will be the option price paid plus the amount of income recognized upon the exercise of the option.   A subsequent sale of the stock by the optionee will result in capital gain or loss in the amount of the difference between the sale price and the optionee's basis.  If the stock is held for more than twelve months after purchase, the gain or loss will be long-term.

     Incentive Stock Options.  Upon the grant of an incentive stock option, the optionee does not include any amount in gross income.  Upon exercise, the optionee also does not include any amount in gross income, even if the exercise price is below the fair market value of the stock purchased.   The Company is not entitled to a deduction on the difference between the option price and the fair market value.  However, in order for any gain on the subsequent sale of the stock to be treated as capital gain, rather than ordinary income, the optionee must hold the stock until the later of (i) two years from the grant of the option and (ii) one year from the date of the receipt of the stock on the exercise of the option.  If the optionee sells the stock before the expiration of that period (referred to as "disqualifying disposition"), the optionee must include in gross income, as ordinary or compensation income, an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price or (ii) the excess of the amount realized on such sale over the option price.  The optionee's basis for the stock will be the option price, but if the optionee sells the stock in a disqualifying disposition, the basis will be the option price plus the amount included as ordinary income.  An excess of the sale price over the basis will be long or short-term gain, depending on whether the stock was held for more than twelve months after exercise of the option.  When an optionee exercises an incentive stock option, the amount by which the fair market value of the stock exceeds the option price must be included in the optionee's alternative minimum taxable income.

     If stock purchased under an incentive stock option is sold in a disqualifying disposition, the Company will be entitled to a compensation or business expense deduction in the amount the optionee must include as ordinary income.  The amount of such deduction will be subject to section 162(m) of the Code and certain reporting requirements.

     Restricted Stock Awards.  If Restricted Stock is subject to forfeiture provisions and restrictions on transfer, neither the Company nor the recipient of the award will realize any federal tax consequences at the time such award is made unless the recipient makes an election under Section 83(b) of the Code.  If the recipient of Restricted Stock that is subject to forfeiture provisions and restrictions on transfer makes a Section 83(b) election within 30 days of the date of an award, or if the recipient receives Restricted Stock that is not subject to forfeiture provisions and restrictions on transfer, he or she will recognize ordinary income for the year in which the award is received in an amount equal to the difference between the fair market value of the Common Stock at the time the award is made and the purchase price paid for the Common Stock.  If such election is made and the recipient subsequently forfeits some or all of the Common Stock, he or she will not be entitled to any tax refund.  However, the recipient is allowed a capital loss if the amount paid for the Common Stock is not fully restored on forfeiture.  If a Section 83(b) election is not made with respect to Restricted Stock, the recipient will recognize ordinary income, in the first taxable year in which the rights of the recipient are either transferable or are not subject to a substantial risk of forfeiture, in an amount equal to the difference between the fair market value of the Common Stock at the time and the original purchase price for the shares.  Subject to Section 162(m) of the Code and satisfaction of the applicable reporting requirements, the Company will be entitled to deduct, as compensation expense, the same amount as the recipient must include as ordinary income.  Such deduction will be allowed in the Company's tax year which includes the last day (generally December 31) of the recipient's tax year in which the recipient is required to include the amount in income.  When the recipient sells the shares, he or she will recognize capital gain at the time of sale equal to the difference between his or her basis (the price paid for the shares plus any taxed amount) and the sale price.   The capital gain recognized on the disposition of such shares by the recipient will be short-term capital gains to the extent such shares are held by the recipient for 12 months or less and long-term capital gain to the extent such shares are held by the recipient for more than 12 months.

     Compensation Deduction.  Section 162(m) of the Code provides a $1 million limit for deductions of the Company with respect to compensation of the Company's Chief Executive Officer and four other most highly compensated executive officers.  If the stockholders approve the Plans at the meeting, stock options (whether non-qualified stock options or incentive stock options treated as non-qualified stock options by reason of a disqualifying disposition) will be excluded from this limitation provided that the exercise price of the option is equal to the fair market value of the Company's shares subject to the option on the date of grant, and certain other requirements, relating to the composition of the Committee are met.   The compensation element of grants of restricted stock, however, is not excluded from this limitation.  Moreover, the $1 million limit on deductions under Section 162(m) of the Code is further reduced by the amount of any compensation not deductible by the Company under Section 280G of the code (i.e., any parachute payment).  Section 280G of the Code provides that the Company may not deduct the amount of any "excess parachute payment" (as defined under Section 280G(b) of the Code).  To the extent that any change in the vesting or cancellation provisions of an incentive stock option or non-qualified option would result in the optionee being deemed to receive, in the reasonable opinion of the Company's tax advisor, compensation constituting a parachute payment under the Code, the amount of any excess parachute payment (as defined under Section 280G(b)(1) of the Code) would not be deductible by the Company as an expense.   Therefore, it is possible that at a future point in time the Company's deduction for executive compensation could be subject to the $1 million limitation.

     General.  The Committee, in the case of the Senior Management Plan, and the Board of Directors, in the case of the Non-Employee Director Plan, determines whether awards are settled in whole or in part in cash, or through the delivery of a note, shares of the Company's Common Stock, or other lawful consideration, and may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-qualified stock option, provided that the participant consents to such action or the Committee or Board of Directors determines that the action would not materially and adversely affect the participant, and provided further that, notwithstanding the foregoing, the Committee, in the case of the Senior Management Plan, and the Board of Directors, in the case of the Non-Employee Director Plan, may not either amend any outstanding Option to reduce the exercise price thereof or terminate an Option and substitute therefor another Option having a lower per share exercise price.

     In the event that the Committee or the Board of Directors determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization, or other similar capital change affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be made available under the Plans or any Awards thereunder, the Committee, in the case of the Senior Management Plan, or the Board of Directors, in the case of the Non-Employee Directors Plan, shall adjust appropriately the maximum aggregate and kind of shares or securities of the Company as to which Awards may be granted under the Plans and as to which Awards then outstanding shall be exercisable, and the option price in the case of Options, so that the proportionate number of shares or other securities as to which Awards may be granted and the proportionate interest of holders of outstanding Options or shares issued shall be maintained as before the occurrence of such event.

     Common Stock subject to Awards that expire or are terminated prior to exercise or Common Stock that has been forfeited under the Plans will be available for future Awards under the Plans.  Any proceeds received by the Company from transactions under the Plans will be used for the general purposes of the Company.

     The Plans provide that in the event of certain transactions, including, without limitation, the sale of substantially all of the assets of the Company or a reorganization or liquidation of the Company, the Board, in its discretion may accelerate Awards and waive conditions and restrictions on any Awards to the extent it may determine appropriate.

     The Plans may be amended from time to time, or terminated in their entirety, by the Board of Directors.

Performance Graph

     The following line graph compares the yearly percentage change in the Corporation's cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index ("the S&P 500 Index"), and a composite peer index, weighted by market equity capitalization on companies with the Chase Corporation Standard Industrial Classification (S.I.C.) code (the "Peer Group Index").   The companies included in the Peer Group Index are American Biltrite, Inc., Lamson & Sessions Co., Plymouth Rubber Company Inc., MacDermid Inc., Bairnco Corp., and Flamemaster Corp.  Cumulative total returns are calculated assuming that $100 was invested August 31, 1996 in each of the Common Stock, the S&P 500 and the Peer Group Index, and that all dividends were reinvested.

Chase Corporation
Comparison of 1996/2001 Cumulative Total Return Performance

	1996	1997	1998	1999	2000	2001
Chase	100	220	167	231	197	254
S&P 500	100	140	152	212	247	187
Peer Group	100	199	196	229	223	134

Audit Committee Report

     The Audit Committee of the Board of Directors is appointed by the Board of Directors, and the members of the Audit Committee meet the independence requirements of the American Stock Exchange.  The Audit Committee, in accordance with its written charter, oversees the Company's financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, the Audit Committee has discussed with the independent auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standard Board.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits.  The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.  The Audit Committee held two meetings during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2001 for filing with the Securities and Exchange Commission.  The Audit Committee has also recommended, subject to Board and shareholder approval, the selection of the Company's independent auditors.

                                                                            By the Chase Corporation Audit Committee

                                                                                         William H. Dykstra, Chairman
                                                                                           Ronald Levy

Fees Billed by Auditors

Audit Fees
Aggregate Fees billed for Livingston & Haynes, P.C's audit of the Company's annual financial statements for the fiscal year ended August 31, 2001 and their reviews of the financial statements included in the Company's Forms 10-Q filed in the fiscal year ended August 2001......................................................................................	.....................$55,000

Financial Information Systems Design and Implementation Fees
Aggregate fees billed by Livingston & Haynes, P.C. for professional services rendered for the fiscal year ended August 31, 2001 in connection with financial information systems design and implementation, or operation management of the Company's information systems...............................................................................	....................... ---

All Other Fees (a)
Aggregate fees billed by Livingston & Haynes, P.C. for all other services provided to the Company during the fiscal year ended August 31, 2001...............................................................................	......................$25,000

Total Fees Billed....................................................................	........................$80,000

______________________________________________

(a) Consists of fees for tax consulting and compliance work.  The Audit Committee of the Board of Directors considered whether the provision of other services is compatible with maintaining the independence of Livingston & Haynes, P.C.

Auditors

     The Board of Directors has selected the firm of Livingston & Haynes, P.C., which served as auditors for the Company for the most recently completed fiscal year of the Company, to serve as auditors for the Company for the fiscal year ending August 31, 2002.  Representatives of Livingston & Haynes, P.C. are expected to be present at the meeting of shareholders with an opportunity to make a statement if they desire to do so.  Such representatives will be available to respond to appropriate questions.

Proposals of Security Holders for 2003 Annual Meeting

     Proposals of security holders intended to be present at the 2003 annual meeting of the Company's shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting not later than September 6, 2002.

Miscellaneous

     The management does not know of any business that will come before the meeting except the matters described in the notice.  If other business is properly presented for consideration at the meeting, it is intend that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     In the event that a quorum is not present when the meeting is convened, it is intended to vote the proxies in favor of adjourning from time to time until a quorum is obtained.

By order of the Board of Directors,
George M. Hughes,   Clerk

EXHIBIT A

Chase Corporation
2001 Senior Management Stock Plan

     This 2001 Senior Management Stock Plan (the "Plan") provides for ownership of Common Stock.  $.10 par value (the "Stock") of Chase Corporation (the "Company) by officers and employees who are designated by the Compensation Committee as members of the Company's senior management so as to provide additional incentives to promote the success of the Company through the grant of Incentive and Nonstatutory Stock Options (as such terms are defined in Section 3(a) below (collectively, "Options") and Restricted Stock.

  Administration of the Plan.

     The administration of the Plan shall be under the general supervision of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee").  Within the limits of the Plan, the Directors or Compensation Committee shall determine the individuals to whom, and the times at which, Restricted Stock and Options shall be granted, type of Option to be granted, the duration of each Option, the price and method of payment for each Option, and the time or times within which (during its term) all or portions of each Option may be exercised.   The Compensation Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options or Restricted Stock granted under it as may be necessary or desirable and include such further provisions or conditions in Options or Restricted Stock granted under the Plan as it deems advisable.

     2.  Shares Subject to the Plan

     (a) Number and Type of Shares.  The aggregate number of shares of Stock of the Company that may be optioned or issued under the Plan is 750,000 shares.  In no event shall any person receive in any calendar year awards under the Plan for more than 500,000 shares of Stock.  In the event that the Compensation Committee in its discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Company's shares such that adjustment is required in order to preserve benefits of the Plan or any Option or Restricted Stock granted under the Plan, the maximum aggregate and kind of shares or securities of the Company as to which Options or Restricted Stock may be granted under the Plan and as to which Options then outstanding shall be exercisable, and the option price in the case of Options, shall be appropriately adjusted by the Compensation Committee (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which Options or Restricted Stock may be granted and the proportionate interest of holders of outstanding Options or shares issued shall be maintained as before the occurrence of such event.

     (b) Effect of Certain Transactions.  In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, each holder of an outstanding Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares as he would have been entitled to receive upon the occurrence of such event immediately prior to such event, the holder of the number of shares of Stock purchasable under his Option; provided, however, that in lieu of the foregoing the Board of Directors of the Company (the "Board") may upon written notice to each holder provide that such Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.  In addition, prior to or after such an event, the Board may accelerate awards and waive conditions and restrictions on any award to the extent it may determine appropriate.

     (c) Reservation of Shares.  The Company shall at all times while the Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan.  Shares issued under the Plan may consist authorized but unissued shares or treasury shares.

     3.  Grant of Options:  Eligible Persons.

     (a) Types of Options. Options shall be granted under the Plan either as incentive stock options ("Incentive Stock Options"), as defined in Section 422 of the internal Revenue Code of 1986, as amended (the "Code") or as Options which do not meet the requirements of Section 422 ("Nonstatutory Stock Options").  Options may be granted by the Directors, within the limits set forth in Sections 1 and 2 of the Plan, to all employees of the Company or of any parent corporation or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Code).

     (b) Date of Grant.  The date of grant for each Option shall be the date on which it is approved, or such later date as the Directors may specify.  No options shall be granted hereunder after ten years from the date on which the Plan was approved by the Board.

     4.  Form of Options.

     Options granted hereunder shall be evidenced by a writing delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Compensation Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.  The form of such Options may vary among optionees.

     5.  Option Price.

     In the case of Incentive Stock Options, the price at which shares may from time to time be optioned shall be determined by the Compensation Committee, provided that such price shall not be less than the fair market value of the Stock on the date of granting as determined in good faith by the Compensation Committee; and provided further that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted an Incentive Stock Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) unless such option price is at least 110% of the fair market value of grant.

     In the case of Nonstatutory Stock Options, the price at which shares may from time to time be optioned shall be determined by the Compensation Committee, provided that unless the Option is granted in lieu of compensation, the exercise price shall not be less than 85% of the fair market value on the date of grant as determined in good faith by the Compensation Committee.

     The Compensation Committee may in its discretion permit the option price to be paid in whole or in part by a note or in installments or with shares of Stock or such other lawful consideration as the Compensation Committee may determine.

     6.  Term of Option and Dates of Exercise.

     (a) Exercisability.  The Compensation Committee shall determine the term of all Options, the time or times that Options are exercisable and whether they are exercisable in installments; provided, however, that the term of each non-statutory stock option granted under the Plan shall not exceed a period of ten years from the date of its grant, provided that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted such because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his Incentive Stock Option does not exceed a period of five years from the date of its grant.  In the absence of such determination, the Option shall be exercisable at any time or from time to time, in whole or in part, during a period of ten years from the date of its grant, or in the case of an Incentive Stock Option, the maximum term of such Option.

     (b) Effect of Disability, Death or Termination of Employment.  The Compensation Committee shall determine the effect on an Option of the disability, death, retirement or other termination of employment of an optionee and during the period which, the optionee's estate, legal representative, on death may exercise rights thereunder.  Any beneficiary on death shall be designated by the optionee, in the manner determined by the Compensation Committee, to exercise the rights of the optionee in the case of the optionee's death.

     (c) Other Conditions.  The compensation Committee may impose such other conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (d) Withholding.  The optionee shall pay to the Company, or make provision satisfactory to the Compensation Committee for payment of, any taxes required by law to be withheld in respect of any Options under the Plan no later than the date of the event creating the tax liability.  In the Compensation Committee's discretion, such tax obligations may be paid in whole or in part in shares of Stock, including shares retained from the exercise of the Option creating the tax obligation, valued at the fair market value of the Stock on the date of delivery to the Company as determined in good faith by the Compensation Committee.  The Company and any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively of the Code) may, to the extent permitted by law, deduct any such tax obligations any kind otherwise due to the optionee.

     (e) Amendment of Options.  The Compensation Committee may amend, modify or terminate any outstanding option, including substituting therefore another Option of the same or different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the optionee's consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the optionee, and provided further that, notwithstanding the foregoing, the Compensation Committee may not either amend any outstanding Option to reduce the exercise price thereof or terminate an Option and substitute therefor another Option having a lower per share exercise price.

     7.  Non-transferability.

     No Option shall be transferable by the holder thereof other than by will or the laws of decent and distribution, and shall be exercisable during the holders lifetime, only by the holder thereof:  provided, however, that the Compensation Committee may provide that an Option is transferable by the holder thereof and exercisable by persons other than the holder thereof upon such terms and conditions as the Compensation Committee shall determine.

     8.  No Right to Employment.

     No persons shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an optionee the right to continued employment.  The Company expressly reserves the right at any time to dismiss an optionee free from any liability or claim under the Plan, except as specifically provided in the applicable option.

     9.  No Rights as a Shareholder.

     Subject to the provisions of the applicable Option, no optionee or any person claiming through an optionee shall have any rights as a shareholder with respect to any shares of stock to be distributed under the Plan until he or she becomes the holder thereof.

   10.  Restricted Stock.

     (a) Grant of Restricted Stock.  The Compensation Committee may award Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period (as defined below), the conditions under which the Restricted Stock may be forfeited to or repurchased by the Company and any other terms and conditions of the Restricted Stock.  The Compensation Committee may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock.  Shares of Restricted Stock may be issued for whatever consideration is determined by the Compensation Committee, subject to applicable law.   "Restricted Stock" means Stock awarded to a Participant under this Section 10 of the Plan pursuant to an award that entitles the Participant (as defined below) to acquire Stock for a purchase price (which may be zero(, subject to certain conditions, including a Company right during a specified period or periods to repurchase the Stock at its original purchase price (or to require forfeiture of the Stock if the purchase price was zero) upon the termination of the participants employment. "Restricted Period" means the period of time selected by the Compensation Committee during which the shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.  "Participant" means an individual who has been selected by the Compensation Committee to receive Restricted Stock under the Plan.

     (b) Transferability.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Compensation Committee, during the Restricted Period.

     (c) Evidence of Award.  Shares of Restricted Stock shall be evidenced in such manner as the Compensation Committee may determine.   Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Compensation Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company.  At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

     (d) Shareholder Rights.  A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the written agreement setting forth the terms and provisions applicable to the award of Restricted Stock.

    11. Amendment or Termination.

    The Board may amend or terminate the Plan at any time.

    12. Stockholder Approval.

    The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote thereon and present or represented at a meeting duly held in accordance with the laws of the Commonwealth of Massachusetts, or by any other action that would be given the same effect under the laws of such jurisdiction, which action in either case shall be taken within twelve (12) months from the date the Plan was adopted by the Board.  In the event such approval is not obtained, all Awards granted under the Plan shall be void and without effect.

    13. Governing Law.

    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

    EXHIBIT B

Chase Corporation
2001 Non-Employee Director Stock Option Plan

     This 2001 Non-Employee Director Stock Option Plan (the "Plan") provides for ownership of Common Stock. $.10 par value (the "Stock") of Chase Corporation (the "Company") by non-employee directors so as to provide additional incentives to promote the success of the Company through the grant of Nonstatutory Stock Options ("Options").

     1.  Administration of the Plan.

     The administration of the Plan shall be under the general supervision of the Board of Directors of the Company (the "Board").   Within the limits of the Plan, the Directors shall determine the individuals to whom, and the times at which, Options will be granted, the duration of each Option, the price and method of payment for each Option, and the time or times within which (during its term) all or portions of each Option may be exercised.  The Board may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted under it as may be necessary or desirable and include such further provisions or conditions in Options granted under the Plan as it deems advisable.

     2.  Shares Subject to the Plan.

     (a) Number and Type of Shares.  The aggregate number of shares of Stock of the Company that may be optioned under the Plan is 90,000 shares.  In the event that the Board in its discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Stock such that adjustment is required in order to preserve benefits of the Plan or any Option granted under the Plan, the maximum aggregate and kind of shares or securities of the Company as to which Options may be granted under the Plan and as to which Options then outstanding shall be exercisable, and the option price of such Options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which Options may be granted and the proportionate interest of holders of outstanding Options shall be maintained as before the occurrence of such event.

     (b) Effect of Certain Transactions.  In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, each holder of an outstanding Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares as he would have been entitled to receive upon the occurrence of such an event immediately prior to such event, the holder of the number of shares of Stock purchasable under his Option; provided, however, that in lieu of the foregoing the Board of Directors of the Company (the "Board") may upon written notice to each holder provide that such Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.  In addition, prior to or after such an event, the Board may accelerate awards and waive conditions and restrictions on any award to the extent it may determine appropriate.

     (c)  Reservation of Shares.  The Company shall at all times while the Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan.  Shares issued under the Plan may consist authorized but unissued shares or treasury shares.

     3.  Grant of Options:  Eligible Persons.

     (a) Types of Options.  Options shall be granted under the Plan as Options which do not meet the requirements of Section 422 ("Nonstatutory Stock Options").  Options may be granted by the Directors, within the limits set forth in Sections 1 and 2 of the Plan, to all employees of the Company or of any parent corporation or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Code).

     (b) Date of Grant.  The date of grant for each Option shall be the date on which it is approved, or such later date as the Directors may specify.  No options shall be granted hereunder after ten years from the date on which the Plan was approved by the Board.

     4.  Form of Options.

     Options granted hereunder shall be evidenced by a writing delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.  The form of such Options may vary among optionees.

     5.  Option Price.

     The price at which shares may from time to time be optioned shall be determined by the Board, provided that such price shall not be less that the fair market value of the Stock on the date of granting as determined in good faith by the Board.

     The Board may in its discretion permit the option price to be paid in whole or in part by a note or in installments or with shares of Stock or such other lawful consideration as the Board may determine.

     6.  Term of Option and Dates of Exercise.

     (a) Exercisability.  The Board shall determine the term of all Options, the time or times that Options are exercisable and whether they are exercisable in installments; provided, however, that the term of stock option granted under the Plan shall not exceed a period of ten years from the date of its grant.  In the absence of such determination, the Option shall be exercisable at any time or from time to time, in whole or in part, during a period of ten years from the date of its grant.

     (b) Effect of Disability, Death or Termination of Employment.  The Board shall determine the effect on an Option of the disability, death, retirement or other termination as a member of the Board of an optionee and during the period which, the optionee's estate, legal representative, on death may exercise rights thereunder.  Any beneficiary on death shall be designated by the optionee, in the manner determined by the Board, to exercise the rights of the optionee in the case of the optionee's death.

     (c) Other Conditions.  The Board may impose such other conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (d) Amendment of Options.  The Board may amend, modify or terminate any outstanding Option, including substituting therefore another Option of the same or different type, changing the date of exercise or realization, provided that the optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the optionee, and provided further that, notwithstanding the foregoing, the Board may not either amend any outstanding Option to reduce the exercise price thereof or terminate an Option and substitute therefor another Option having a lower per share exercise price.

     7.  Non-transferability.

     No Option shall be transferable by the holder thereof other than by will or the laws of decent and distribution, and shall be exercisable during the holder's lifetime, only by the holder thereof:  provided, however, that the Board may provide that an Option is transferable by the holder thereof and exercisable by persons other than the holder thereof upon such terms and conditions as the Board shall determine.

     8.  No Rights as a Shareholder.

     Subject to the provisions of the applicable Option, no optionee or any person claiming through an optionee shall have any rights as a shareholder with respect to any shares of stock to be distributed under the Plan until he or she becomes the holder thereof.

     9.  Amendment or Termination.

     The Board may amend or terminate the Plan at any time.

    10.  Stockholder Approval.

     The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote thereon and present or represented at a meeting duly held in accordance with the laws of the Commonwealth of Massachusetts, or by any other action that would be given the same effect under the laws of such jurisdiction, which action in either case shall be taken within twelve (12) months from the date the Plan was adopted by the Board.  In the event such approval is not obtained, all Options granted under the Plan shall be void and without effect.

    11.  Governing Law.

     The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.